                                                                     EXHIBIT 4.5
                                 AMENDMENT NO. 2

         AMENDMENT NO. 2 dated as of September 1, 1999, among CLIENTLOGIC HOLDING CORPORATION, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"); each of the Subsidiaries of the Company identified under the caption "Subsidiary Guarantors" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, collectively with the Company, the "Obligors"); the lender that is a signatory hereto (the "Lender"); and TORONTO DOMINION (TEXAS), INC., a Delaware corporation, as agent for the Lender (in such capacity, together with its successors in such capacity, the "Agent").

         The Company, the Subsidiary Guarantors, the Lender and the Agent are parties to a Credit Agreement dated as of May 25, 1999 (as heretofore modified and supplemented and in effect on the date hereof, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for loans to be made by said Lender to the Company in an aggregate principal amount not exceeding $60,000,000. The Company, the Subsidiary Guarantors, the Lender and the Agent wish to amend the Credit Agreement in certain respects, and, accordingly, the parties hereto hereby agree as follows:

         Section 1. Definitions. Except as otherwise defined in this Amendment No. 2, terms defined in the Credit Agreement are used herein as defined therein.

         Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

         2.01. Definitions -- Section 1.01 of the Credit Agreement (Definitions) shall be amended by adding the following new definitions (to the extent not currently included in the Credit Agreement) and inserting the same in the appropriate alphabetical locations, and by amending the following definitions (to the extent currently included in the Credit Agreement) as follows:

                  "InsLogic Holding" shall mean InsLogic.com Holding Corporation, a Delaware corporation.

                  "InsLogic Asset Transfer" shall mean, collectively, the following transactions: (a) the transfer by ClientLogic Corporation to InsLogic Holding of the property described on Schedule A hereto, so long as the net book value of all such property does not exceed $3,000,000, (b) ClientLogic Corporation making a dividend payment to the Company consisting of all of the shares of capital stock of InsLogic Holding, (c) the Company making a dividend payment to its shareholders consisting of a portion of the shares of capital stock of InsLogic Holding, (d) the Company making a capital contribution to its Subsidiary 1293219 Ontario Inc. consisting of the balance of such shares of capital stock of InsLogic Holding (the "Remaining Shares"),
         (e) 1293219 Ontario Inc. making a capital contribution to its Subsidiary 1293220 Ontario Inc. consisting of the

         Remaining Shares, and (f) 1293220 Ontario Inc. making a dividend payment to is preferred shareholders consisting of the Remaining Shares.

                  "Total Revenue" shall mean, for any period, the net fee revenue of the Company and the Subsidiary Guarantors for such period. Except for the exclusion of net fee revenue of Subsidiaries of the Company that are not Subsidiary Guarantors, "net fee revenue" shall be calculated in the same manner as the net fee revenue set forth on the financial statements of the Company as at September 30, 1999 heretofore furnished to the Lender.

         2.02. Treatment of InsLogic Holding -- The following sentence shall be added to the definition of "Subsidiary" in Section 1.01 of the Credit Agreement:

         "The foregoing provisions of this definition notwithstanding, none of InsLogic Holding and its Subsidiaries shall be deemed to be Subsidiaries of the Company for any purpose of this Agreement (except that the capital stock of InsLogic Holding shall be subject to the Lien of the Security Agreement) and, accordingly, shall not be, or be required to be, Subsidiary Guarantors or Obligors."

         2.03. InsLogic Asset Transfer--

         (a) The parenthetical clause in Section 2.10(c) of the Credit Agreement (Mandatory Prepayment Upon Sale of Assets) shall be amended in its entirety to read as follows:

         "(other than a Disposition permitted under clauses (i) through (ix), or clause (xi), of Section 9.05(b) hereof)"

         (b) Section 9.05 of the Credit Agreement (Prohibition of Fundamental Changes) shall be amended by deleting the word "and" at the end of clause
(b)(ix) thereof, replacing the period at the end of clause (x) thereof with "; and" and by adding the following new clause (xi):

         "(xi) the InsLogic Asset Transfer."

         (c) Section 9.09(a) shall be amended (prior to clause (i) thereof) shall be amended in its entirety to read as follows:

                  "(a) The Company will not, and will not permit any of its Subsidiaries to, declare or make any Dividend Payment at any time, provided that (x) the Company may make the Dividend Payments contemplated by the InsLogic Asset Transfer and (y) the Company and its Subsidiaries may make additional Dividend Payments so long as:"

         (d) Section 9.09(b)(iv) of the Credit Agreement shall be amended by adding the following at the end thereof:

         ", and to the extent contemplated by the InsLogic Asset Transfer."

         2.04. Amendment to Limitation on 1999 Capital Expenditures -- Section 9.10(a)(i) of the Credit Agreement shall be amended by replacing the figure "$20,000,000" therein with the figure "$25,000,000."

         2.05. Amendment to Total Debt to Cash Flow Ratio Covenant -- The table in Section 9.14 of the Credit Agreement shall be amended in its entirety to read as follows:


               "Period                                  Total Debt to Cash Flow Ratio
               -------                                  -----------------------------
March 31, 1999 to September 30, 1999                               6.50 to 1

January 1, 2001 to December 31, 2001                               5.00 to 1

January 1, 2002 and thereafter                                     4.00 to 1"

         2.06. Amendment to Cash Flow to Debt Service Ratio Covenant -- Section
9.15 of the Credit Agreement shall be amended in its entirety to read as follows:

                  "9.15 Cash Flow to Debt Service Ratio. The Company will not permit the Cash Flow to Debt Service Ratio as at the last day of any fiscal quarter of the Company occurring during any of the periods set forth below to be less than the ratio set forth below opposite such period:


            "Period                               Cash Flow to Debt Service Ratio
            -------                               -------------------------------
March 31, 1999 to September 30, 1999                          1.25 to 1

January 1, 2001 and thereafter                                1.25 to 1"

         2.07. Amendment to Cash Flow to Interest Expense Ratio Covenant --
Section 9.16 of the Credit Agreement shall be amended in its entirety to read as follows:

                  "9.16 Cash Flow to Interest Expense Ratio. The Company will not permit the Cash Flow to Interest Expense Ratio as at the last day of any fiscal quarter of the Company occurring during any of the periods set forth below to be less than the ratio set forth below opposite such period:


              "Period                            Cash Flow to Interest Expense Ratio
              -------                            -----------------------------------
March 31, 1999 to September 30, 1999                          2.50 to 1

October 1, 1999 to December 31, 2000                          1.00 to 1

January 1, 2001 and thereafter                                2.50 to 1"

         2.08. Treatment of Arrangements between InsLogic and the Company -- The following sentence shall be added to the end of Section 9.12 of the Credit Agreement (Transactions with Affiliates):

         "For all purposes of this Section 9.12, each of InsLogic Holding and its Subsidiaries shall be deemed to be an Affiliate of the Company and, accordingly, transactions between InsLogic Holding or any of its Subsidiaries and the Company or any of its Subsidiaries shall be subject to the, provisions of this Section 9.12."

         2.09. New Total Revenue Covenant -- A new Section 9.19 shall be added to the Credit Agreement to read as follows:

                  "9.19 Minimum Total Revenue. The Company will rot permit Total Revenue to be less than the following respective amounts for the following respective periods:


                    "Period                                      Minimum Amount
                    -------                                      --------------
January 1, 1999 through December 31, 1999                        $   142,500,000

January 1, 2000 through March 31, 2000                           $    40,200,000

January 1, 2000 through June 30, 2000                            $    84,600,060

January 1, 2000 through September 30, 2000                       $   131,500,000

January 1, 2000 through December 31, 2000                        $   188,600,000"

         2.10. New Cash Flow Covenant -- A new Section 9.20 shall be added to the Credit Agreement to read as follows:

                  "9.20 Minimum Cash Flow. The Company will not permit Adjusted Cash Flow to be less than the following respective amounts for the following respective periods:


               "Period                                 Minimum Amount
               -------                                 --------------
January 1, 1999 through December 31, 1999              $   10,000,000

January 1, 2000 through March 31, 2000                 $      850,000

January 1, 2000 through June 30, 2000                  $    3,700,060

January 1, 2000 through September 30, 2000             $    6,850,000

January 1, 2000 through December 31, 2000              $   15,250,000"

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         2.11. New Covenants as Events of Default -- Section 10(d) of the Credit
Agreement shall be amended by replacing the reference to "9.16 or 9.17 hereof" with a reference to "9.16, 9.17, 9.19 or 9.20 hereof".

         Section 3. Representations and Warranties. Each of the Obligors represents and warrants to the Lender that (a) the representations and warranties set forth in Section 8 of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Section 8 to "this Agreement" included reference to this Amendment No. 2 and (b) as of the date hereof, no Default is continuing.

         Section 4. Conditions Precedent. As provided in Section 2 above, the amendments to the Credit Agreement set forth in said Section 2 shall become effective, as of the date hereof, upon the satisfaction of the following conditions precedent:

         4.01. Execution by All Parties. This Amendment No. 2 shall have been executed and delivered by each of the parties hereto.

         4.02 InsLogic Documents. The Agent shall have received copies of each agreement or other instrument evidencing or governing the InsLogic Asset Transfer.

         Section 5. Pledge of Stock of InsLogic Holdings. The Lender and the Agent agree that the capital stock of InsLogic Holding shall not be required to be pledged to the Agent under the Security Agreement, provided that if the transactions contemplated by clauses (b) through (f) of the definition of "InsLogic Asset Transfer" (the "Distributions") do not occur on or prior to March 31, 2000, such capital stock shall be subject to the Lien of the Security Agreement and the Company shall furnish to the Agent each of the certificates representing the shares of capital stock of InsLogic Holdings held by the Company or any of its Subsidiaries, together with stock powers duly executed in blank. In the event that the Distributions occur after March 31, 2000, the Agent shall release such capital stock from the Lien of the Security Agreement to enable the Distributions to occur.

         Section 6. Miscellaneous. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 2 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 2 by signing any such counterpart. This Amendment No. 2 shall be governed by, and construed in accordance with, the law of the State of New York.

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


         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to be duly executed and delivered as of the day and year first above written.

                                        CLIENTLOGIC HOLDING CORPORATION


                                        By: /s/ GENE MORPHIS
                                           ------------------------------------
                                           Title:  Gene Morphis,
                                                   Chief Financial Officer

                                        SUBSIDIARY GUARANTORS

                                        LCS INDUSTRIES, INC.


                                        By: /s/ GENE MORPHIS
                                           ------------------------------------
                                           Title:  Gene Morphis,
                                                   Chief Financial Officer

                                        CATALOG LIQUIDATORS, INC.


                                        By: /s/ GENE MORPHIS
                                           ------------------------------------
                                           Title:  Gene Morphis,
                                                   Chief Financial Officer

                                        LCS CANADA, INC.


                                        By: /s/ GENE MORPHIS
                                           ------------------------------------
                                           Title:  Gene Morphis,
                                                   Chief Financial Officer

                                        CATALOG RESOURCES, INC.


                                        By: /s/ GENE MORPHIS
                                           ------------------------------------
                                           Title:  Gene Morphis,
                                                   Chief Financial Officer

                                        SPEC HOLDINGS, INC.


                                        By: /s/ GENE MORPHIS
                                           ------------------------------------
                                           Title:  Gene Morphis,
                                                   Chief Financial Officer

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                                        THE SPECIALISTS LTD.


                                        By: /s/ GENE MORPHIS
                                           ------------------------------------
                                           Title:  Gene Morphis,
                                                   Chief Financial Officer

                                        COMPUTER MARKETING SYSTEM INC.


                                        By: /s/ GENE MORPHIS
                                           ------------------------------------
                                           Title:  Gene Morphis,
                                                   Chief Financial Officer

                                        CLIENTLOGIC CORPORATION


                                        By: /s/ GENE MORPHIS
                                           ------------------------------------
                                           Title:  Gene Morphis,
                                                   Chief Financial Officer

                                        CLIENTLOGIC INTERNATIONAL HOLDING, INC.


                                        By: /s/ STEVEN M. KAWALICK
                                           ------------------------------------
                                           Title: Steven M. Kawalick

                                        LENDER

                                        ONEX CLIENTLOGIC FINANCE LLC


                                        By: /s/ DONALD F. WEST
                                           ------------------------------------
                                           Title: Donald F. West,
                                                  Director


                                        AGENT

                                        TORONTO DOMINION (TEXAS), INC., as Agent


                                        By: /s/ KIMBERLY BURLESON
                                           ------------------------------------
                                           Title:  Kimberly Burleson
                                                   Vice President

                                                                      SCHEDULE A

                    Description of Property Being Transferred


Contract Rights

Asset Purchase Agreement, dated as of March 19, 1999, among Canadian Access Insurance Services Inc., an Ontario corporation ("Seller"), the stockholders of Seller listed on Annex A thereto, and CustomerOne Corporation, a Delaware corporation (now known as ClientLogic Corporation).

Computer Program End-User License Agreement, dated as of March 17, 1999, between AXINT Technologies Corporation, a Massachusetts corporation and CustomerOne Corporation, a Delaware corporation (now known as ClientLogic Corporation).

Custom Modification Agreement, dated as of March 19, 1999, between AXINT Technologies Corporation, a Massachusetts corporation, and CustomerOne Corporation, a Delaware corporation (now known as ClientLogic Corporation).

Shared Services Agreement dated as of March 19, 1999, between CustomerOne Corporation, a Delaware corporation (now known as ClientLogic Corporation), and North Direct Response, Inc., an Ontario corporation.

Commission Agreement, dated as of March 19, 1999, among CustomerOne Corporation, a Delaware corporation (now known as ClientLogic Corporation), Paul J. Ford, Gregory L. Zehr, and AXINT Technologies Inc., a Massachusetts corporation.

Agreement, dated as of March 19, 1999, between AXINT Technologies Inc., a Massachusetts corporation, and CustomerOne Corporation, a Delaware corporation (now known as ClientLogic Corporation).

Consulting, Confidentiality and Noncompetition Agreement, dated as of March 19, 1999, between CustomerOne Corporation, a Delaware corporation (now known as ClientLogic Corporation), and John E. Jancaitis.

Consulting, Confidentiality and Noncompetition Agreement, dated as of March 19, 1999, between CustomerOne Corporation, a Delaware corporation (now known as ClientLogic Corporation), and Lawrence Trudeau.

License Agreement, dated March 16, 1999, between Nova Data Systems, a corporation organized under the laws of Canada, and ClientLogic Corporation, a corporation organized under the laws of Delaware.

License Agreement, dated April 30, 1999, between Pivotal Software, Inc., a corporation organized under the laws of Canada, and CustomerOne Corporation, a Delaware corporation (now known as ClientLogic Corporation).

Tangible Personal Property

Miscellaneous Assets